UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☒	Soliciting Material Pursuant to § 240.14a-12.

AIP ALTERNATIVE STRATEGIES FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

AIP ALTERNATIVE STRATEGIES FUNDS
on behalf of
Alpha Hedged Strategies Fund
Beta Hedged Strategies Fund
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

Important Proxy
News

PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the special combined meeting of shareholders for the funds listed above, scheduled for September 9, 2009.  This meeting, which was held on September 9, 2009, was adjourned with respect to one or more proposals to September 30, 2009 at 9:00 a.m. Eastern Time.  To date, our records indicate that we have not received your voting instructions.

After careful consideration, the Board of Trustees recommends that shareholders vote "FOR" each proposal.  Your vote is important no matter how many shares you own.  We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

If you should have any questions regarding the proposals, or require duplicate proxy materials, please contact Georgeson, Inc. at 1-888-916-1751.  Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time.

For your convenience, please utilize any of the following methods to submit your voting instructions:

1. By Internet.

Visit the website located on your voting card and follow the simple on-screen instructions.

2. By Touch-Tone Phone.

Dial the toll-free number found on your voting card and follow the simple instructions.

3. By Mail.

Simply execute and return the enclosed voting card in the envelope provided. However, please try to utilize one of the two options above to register your voting instructions, so they may be received in time for the meeting.

If you have already submitted voting instructions by utilizing one of these methods, then you do not need to take any action.

WE NEED YOUR HELP.  PLEASE SUBMIT YOUR VOTING INSTRUCTIONS TODAY!

A1S48627-20336